EXHIBIT 99.2

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,
CA NO. -
v.
BUCA, INC.

Defendant.

CONSENT OF DEFENDANT BUCA, INC.

1. Defendant Buca, Inc. (“Buca”) waives service of a summons and the complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Buca and over the subject matter of this action.

2. Without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which Buca admits), Buca hereby consents to the entry of the final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things: permanently restrains and enjoins Buca from violating Section 17(a) of the Securities Act of 1933 (“Securities Act”), Sections 10(b), 13(a), l3(b)(2)(A), l3(b)(2)(B), and 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rules l0b-5, 12b-20, 13a-1, 13a-13, 14a-3, and 14a-9 thereunder.

3. Buca waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

4. Buca waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

5. Buca enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Buca to enter into this Consent.

6. Buca agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

7. Buca will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

8. Buca waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Buca of its terms and conditions. Buca further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Buca has received and read a copy of the Final Judgment.

9. Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Buca in this civil proceeding. Buca acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Buca waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Buca further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Buca understands that it shall not be permitted to contest the factual allegations of the complaint in this action.

10. Buca understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, Buca agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, Buca hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint. If Buca breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Buca’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

11. Buca hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Buca to defend against this action. For these purposes, Buca agrees that it is not the prevailing party in this action since the parties have reached a good faith settlement.

12. In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Buca (i) agrees to use its best efforts to cause its employees to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Buca’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Buca’s travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Buca in any United States District Court for purposes of enforcing any such subpoena.

13. Buca agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

14. Buca agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Buca, Inc.

By:	/s/ Richard G. Erstad
Name

General Counsel & Secretary
Title

On September 27, 2007, Richard Erstad, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Buca, Inc. as its General Counsel & Secretary.

/s/ Paj Ann Herr
Notary Public
Commission expires: January 31, 2011

Approved as to form:

/s/ Christopher T. Shaheen
Christopher T. Shaheen
Dorsey & Whitney, LLP
50 South Sixth Street
Suite 1500
Minneapolis, MN 55402-1498
Attorney for Defendant Buca, Inc

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